UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2006
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DOBSON COMMUNICATIONS CORPORATION
(Exact name of Registrant as specified in its charter)

Oklahoma (State or other jurisdiction of incorporation or organization)	000-29225 (Commission File Number)	73-1513309 (I.R.S. Employer Identification No.)
14201 Wireless Way
Oklahoma City, Oklahoma, 73134
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (405) 529-8500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 Other Events
     On May 19, 2006, Dobson Communications Corporation (the “Company”) issued a press release announcing that its wholly owned subsidiary Dobson Cellular Systems, Inc. (“Dobson Cellular”) has determined the price to be paid in its tender offer for any and all of its First Priority Senior Secured Floating Rate Notes due 2011 (CUSIP No. 256067AF6) (the “Notes”). The tender offer is subject to the terms and conditions set forth in the Company’s Offer to Purchase and Consent Solicitation Statement dated May 8, 2006. The total consideration for each $1,000 principal amount of Notes validly tendered and not withdrawn prior to the consent time (5:00 p.m., New York City time, on Friday, May 19, 2006) is $1,038.45, which includes a consent payment of $30.00. The total consideration was determined by reference to a fixed spread of 50 basis points over the yield of the 2.50% U.S. Treasury Note due October 31, 2006, which yield was calculated at 2:00 p.m., New York City time, on May 19, 2006. The reference yield and the tender offer yield are 5.023% and 5.523%, respectively. Holders who validly tender their Notes after the consent time are not eligible to receive the consent payment. A copy of the press release announcing the pricing is attached as Exhibits 99.1 and is incorporated into this Item by this reference.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits:
          99.1     Press Release dated May 19, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOBSON COMMUNICATIONS CORPORATION
Date: May 22, 2006	By:	/s/ Ronald L. Ripley
	Name:	Ronald L. Ripley
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated May 19, 2006

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